EXHIBIT 99.2
IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO

TERRY MONSON, derivatively on behalf of ASSOCIATED ESTATES REALTY CORPORATION and individually on behalf of himself and all others similarly situated shareholders of ASSOCIATED ESTATES REALTY CORPORATION,
Plaintiff,
vs.
JEFFREY I. FRIEDMAN, ALBERT T. ADAMS, MICHAEL E. GIBBONS, MARK L. MILSTEIN, JAMES J. SANFILIPPO, JAMES A. SCHOFF, RICHARD T. SCHWARZ, AND JAMES M. DELANEY,
Defendants,
-and-
ASSOCIATED ESTATES REALTY CORPORATION, an Ohio Corporation,
Nominal Defendant.
Case No. 1:14-cv-01477 Judge Patricia A. Gaughan

STIPULATION OF SETTLEMENT
This Stipulation of Settlement (this “Stipulation”), dated as of October 3, 2014, is made and entered into by and through their respective undersigned counsel, among and between: (i) Plaintiff Terry Monson individually on behalf of himself and all other members of the Class, and also derivatively on behalf of Associated Estates Realty Corporation (“Associated Estates” or the “Company”), and (ii) Jeffrey I. Friedman, Albert T. Adams, Michael E. Gibbons, Mark L. Milstein, James J. Sanfilippo, James A. Schoff, Richard T. Schwarz, and James M. Delaney (the “Individual Defendants”); (1) and

(iii) Nominal Defendant Associated Estates.2 The Stipulation is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and dismiss the Action with prejudice, upon the terms and subject to the conditions set forth herein.

I.	BACKGROUND OF THE ACTION AND SETTLEMENT NEGOTIATIONS
In 2011, the board of directors of Associated Estates (the “Board”) adopted, and the Company’s shareholders approved, the Associated Estates Realty Corporation 2011 Equity-Based Award Plan (the “2011 Plan”). According to the language of the 2011 Plan, no individual participant could be “granted Stock options or other Awards under the [2011] Plan with respect to an aggregate of more than 125,000 [s]hares” during any calendar year, with “Awards” being defined to include any type of share-based award. In February 2012, the Board adopted a resolution stating that the 2011 Plan was amended to clarify that the 125,000 share annual limitation for an individual applied only to stock options and share appreciation rights and not to any other type of share-based award (the “2012 Resolution”).
In 2012, prior to the adoption of the 2012 Resolution, the Executive Compensation Committee of Associated Estates granted to Jeffrey Friedman awards of 63,714 restricted shares and 125,000 stock options.
In 2013, the Executive Compensation Committee granted to Mr. Friedman awards of 250,031 restricted shares.
The 2012 and 2013 share-based awards were reflected in the Company’s public filings.
_________________________
1 Messrs. Friedman, Adams, Gibbons, Milstein, Sanfilippo, Schoff, and Schwarz are currently the directors of Associated Estates. Mr. Delaney resigned as a director as of February 23, 2012 and was replaced at that time by Mr. Sanfilippo.
2 All capitalized terms are defined in Section IV.1, below, unless otherwise noted.

In 2014, the Board adopted and the shareholders approved the Associated Estates Realty Corporation Amended and Restated 2011 Equity-Based Award Plan (the “Amended/Restated 2011 Plan”). In addition to increasing the number of shares reserved for awards to participants, the Amended/Restated 2011 Plan increased to 500,000 the annual limit on stock options and share appreciation rights awarded to any individual participant. The proxy statement (the “2014 Proxy”) for the 2014 annual shareholder meeting of Associated Estates (the “2014 Annual Meeting”), at which the Amended/Restated 2011 Plan was approved and all directors were re-elected, attached a copy of the Amended/Restated 2011 Plan and referred in the textual description to both the scope of its per-individual limitation and the increase in numerical size of that limitation. Although the 2014 Proxy did not address the 2012 Resolution, the scope of the per-individual limitation included in the Amended/Restated 2011 Plan and disclosed in the 2014 Proxy was consistent with the 2012 Resolution.
On July 3, 2014, Plaintiff filed a Verified Shareholder Derivative and Class Action Complaint (“Complaint”) in this Court, thereby instituting the Action. The Complaint, which was filed without Plaintiff’s having had knowledge of the 2012 Resolution, alleges among other things,
(i)that the Individual Defendants had breached their fiduciary duties to the Company and its shareholders (a) by granting (and Friedman, in addition, breached his fiduciary duties by accepting) the share-based awards to Friedman in each of 2012 and 2013, to the extent those awards, on a cumulative annual basis in each year considered separately, exceeded 125,000 options and/or shares, and also (b) by not, in the 2014 Proxy, stating that the 2012 and 2103 awards to Friedman had exceeded the applicable individual limits and/or fully and accurately stating a comparison between the scope of the limitation under the 2011 Plan and the scope under the Amended/Restated 2011 Plan (Count I);

(ii)that in making the grants in 2012 and 2013, to the extent each of them exceeded 125,000 options and/or shares, the Individual Defendants had engaged in a waste of corporate assets (Count II);
(iii)that Friedman had been unjustly enriched to the extent the awards, in each year considered separately, exceeded 125,000 options and/or shares (Count III); and
(iv)that the Individual Defendants who are current directors of the Company (that is, all Individual Defendants other than Mr. Delaney) had breached their fiduciary duty of candor by making materially false and misleading statements or omissions in the 2014 Proxy regarding the 2012 and 2013 equity awards to Friedman and the comparison between the scope of the individual limits in the 2011 Plan and the Amended/Restated 2011 Plan. (Count IV).
The first three counts are presented as derivative claims by Plaintiff on behalf of and for the benefit of the Company. The fourth count is presented as a direct claim by Plaintiff on behalf of himself and the proposed class of all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting.
The Complaint seeks, among other things, to rescind or impound the awards to Friedman to the extent of the excess over 125,000 options and/or shares in each of 2012 and 2013; to declare the shareholder approval of the Amended/Restated 2011 Plan at the 2014 Annual Meeting ineffective; to order the re-election of the members of the Board following circulation of a revised proxy statement; to award to the Company any damages it may have sustained from the alleged wrongful conduct; to order necessary enhancements to the Company’s governance and internal procedures to ensure future compliance with the terms of equity plans; and to award plaintiff his attorney fees and other costs and expenses incurred in bringing the Action.
The Court entered an order setting a date for response to the Complaint (based on the agreement of the parties), and a further order setting a case management conference that triggered obligations for pre-trial preparations under applicable federal and local rules. In the meantime, the parties undertook settlement discussions, with Plaintiff providing a formal, written demand. In the course of the discussions, Defendants made Plaintiff’s Counsel aware of, and provided to his counsel a copy of, the pertinent portion of the minutes of the meeting of the Board in February 2012 at which the 2012 Resolution was adopted. Following multiple communications, both written and oral, over the space of several weeks, the Parties reached agreement in principle for a settlement that is now reflected in this Stipulation. On August 28, 2014, in light of the substantial progress in negotiations to that point, the likelihood of eventual agreement, and the follow-on need to negotiate, prepare, and execute formal settlement documentation, the Parties requested, and the Court thereafter granted, a postponement of obligations associated with responding to the Complaint and dealing with the case management conference.
II.    PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiff believes the claims asserted in the Action, both derivatively on behalf of the Company and directly for himself and the Class, have substantial merit. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk and expense associated with continuing to litigate this complex, potentially lengthy matter against the Individual Defendants through trial and, possibly, through appeal. Plaintiff’s Counsel are also mindful of the burden of proof hurdles and the various defenses available to the Individual Defendants under applicable Ohio law and in light of the particular facts now known. Plaintiff and Plaintiff’s Counsel believe that a settlement at this time eliminates the substantial litigation risks (including the risk of no recovery or other benefit for the Company or the Class), while ensuring the Company and its shareholders immediately receive the substantial benefits of relinquishment of 63,714 stock options granted to Friedman in 2012 and the adoption of certain corporate governance enhancements directed toward the administration of the Company’s equity plans. Following a thorough investigation, analysis, and evaluation of the relevant facts, allegations, defenses, controlling legal principles, and litigation risks intrinsic to shareholder actions of this kind generally as well as present in this Action specifically, Plaintiff’s Counsel has determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate. Based on that evaluation, Plaintiff has determined that the Settlement is in the best interests of Associated Estates and its shareholders, including the Class, and has agreed to settle the Action upon the terms and subject to the conditions set forth in this Stipulation.
III.    DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed, threatened to commit, or attempted to commit, any violations of law, or breached any duty owed to or caused any damage to Plaintiff, the Class, Associated Estates, or its shareholders. Without admitting or conceding the validity of any allegations made in the Action, or any liability, injury, or damages with respect thereto, all of which are denied by each of them, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in this Stipulation. The Individual Defendants are entering into the Settlement solely because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and Associated Estates, although a Nominal Defendant but still affected by the litigation process, acknowledges those same benefits of the Settlement. Further, Associated Estates as the party for whose specific benefit derivative claims in the Action have purportedly been brought, and which is the direct beneficiary of the governance measures in the Settlement, acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders, and none of the Individual Defendants disputes that conclusion.
Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to in, or attached to, this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of, the validity of any of the Released Claims or an admission by or against the Individual Defendants or the Company of any fault, wrongdoing, or concession of liability or damage whatsoever or any infirmity in the defenses any of them could assert.
IV.    TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (individually for himself and on behalf of each of the members of the Class, and derivatively on behalf of Associated Estates), the Individual Defendants, and Associated Estates, by and through their respective counsel, that, subject to Court approval pursuant to Rules 23 and 23.1 of the Federal Rules of Civil Procedure, the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:
1.Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1    Action” means the combination shareholder derivative and class action pending in the United States District Court for the Northern District of Ohio, captioned Monson v. Friedman, et al., Case No. 1:14-cv-01477.
1.2    “Associated Estates” means Associated Estates Realty Corporation.

1.3    “Class” means all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of shareholders who were entitled to vote at the 2014 Annual Meeting, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them. Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person.
1.4    “Current Associated Estates Shareholders” means all individuals or entities who hold of record, or beneficially own, directly or indirectly, any shares of Associated Estates common stock on the date the Court approves the form and manner of Notice contemplated by this Stipulation.
1.5    “Defendants” means each of the Individual Defendants and the Nominal Defendant.
1.6    “Defendants’ Counsel” means Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 for the Individual Defendants; and Scott Irwin, General Counsel, Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio 44143 for the Nominal Defendant.
1.7    “Effective Date” means the first date by which all the events and conditions specified in ¶ 8.1 hereof have been met and have occurred.
1.8    “Final” means the later of: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a writ or petition to review the Judgment and, if any such writ or petition is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final, non-appealable dismissal of any appeal from the Judgment or the final, nonappealable dismissal of any proceeding on writ or petition for review of the Judgment;

or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment.
1.9    “Individual Defendants” means Jeffrey I. Friedman, Albert T. Adams, Michael E. Gibbons, Mark L. Milstein, James J. Sanfilippo, James A. Schoff, Richard T. Schwarz, and James M. Delaney.
1.10    “Judgment” means the Final Judgment and Order of Dismissal with Prejudice to be rendered by this Court, substantially in the form attached hereto as Exhibit D.
1.11    “Nominal Defendant” means Associated Estates Realty Corporation.
1.12    “Notice” means the Notice of Proposed Settlement of Derivative and Class Action substantially in the form attached hereto as Exhibit B.
1.13    “Parties” means, collectively, the Plaintiff individually on behalf of himself and all other members of the Class and derivatively on behalf of Associated Estates; the Individual Defendants; and Associated Estates.
1.14    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
1.15    “Plaintiff” means Terry Monson.
1.16    “Plaintiff’s Counsel” means Levi & Korsinsky LLP and James D. Wilson LLC.
1.17    “Related Parties” means each of the Defendants’ respective predecessors, successors-in-interest, and present or former parents, divisions, subsidiaries, affiliates, officers, directors, employees, agents, contractors, subcontractors, representatives, accountants, auditors, advisors, attorneys, commercial or investment bankers, trustees, executors, heirs, spouses, marital communities, assigns, transferees, estates, trusts, beneficiaries, foundations, corporations, divisions, partnerships, joint ventures, limited liability companies, and any person or entity acting for or on behalf of any of them and each of them, and each of their respective present and former predecessors, successors-in-interest, parents, subsidiaries, affiliates, officers, directors, employees, representatives, agents, accountants, advisors, attorneys, commercial and investment bankers, trustees, executors, heirs, spouses, marital communities, assigns or transferees, estates, trusts, beneficiaries, foundations, corporations, divisions, partnerships, joint ventures, limited liability companies, and any person or entity acting for or on behalf of any of them, or controlled by, controlling, or under common control with any of them.
1.18    “Released Claims” includes any and all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues, and charges of any kind or nature whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), whether based on United States federal, state, or local statutory or common law or any other law, rule, or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, by, in favor of, or for the benefit of Associated Estates, whether directly for itself, derivatively on its behalf or otherwise by any Person standing or purporting to stand in its shoes, and/or by, in favor of, or for the benefit of the Plaintiff, the Class, or any member of the Class, against any of the Released Persons: (i) that concern, are based on, arise out of or in any way relate to the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions, or failures to act that have been or could have been alleged in the Action; or (ii) that would have been barred by res judicata had the Action been fully litigated to a final judgment; or (iii) that concern, are based on, arise out of or in any way relate (a) to the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any element, term or condition of the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, or (b) to Defendants’ consideration, evaluation, and/or approval of the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, or (c) to any disclosures, non-disclosures, public filings or other statements issued, made available, filed, or otherwise disclosed or communicated relating to the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, including but not limited to the 2014 Proxy, or (d) to any shareholder vote on the 2011 Plan or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, including but not limited to the vote at the 2014 Annual Meeting, or (e) to any shareholder vote on election of directors, including but not limited to the vote at the 2014 Annual Meeting, or (f) to any equity-based compensation provided by or on behalf of Associated Estates to any of its directors, officers or advisors on or before the date of this Stipulation, or (g) to any fees costs or expenses incurred by Plaintiff, the Class or any member of the Class in prosecuting, defending, or settling the Released Claims (other than any award pursuant to ¶ 7.1 hereof), or (h) to the Settlement. The Released Claims shall not include any claims to enforce the terms of this Stipulation or the Settlement.

1.19    “Released Parties” means, collectively, each of Defendants, the Related Parties of each of them, and the insurers and reinsurers of each of them.
1.20    “Settlement” means the settlement contemplated by this Stipulation.
1.21    “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.
1.22    “Summary Notice” means the Summary Notice of Proposed Settlement of Derivative and Class Action substantially in the form attached hereto as Exhibit C.
1.23    “Unknown Claims” means
(i)any of the Released Claims that Plaintiff, Associated Estates, any Current Associated Estates Shareholder or any member of the Class does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties, and
(ii)any claims released pursuant to ¶ 6.2 hereof that any of the Released Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff, Plaintiff’s Counsel, the Class, and Current Associated Estates Shareholders (solely in their capacity as Associated Estates Shareholders)
which, if known, might have affected his, her, or its decision to enter into the Settlement and the release in the Settlement, or to object or not object to the Settlement. With respect to the Unknown Claims, the Parties each expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) and/or by any other law of the United States or any state or territory of the United States, or principle of common law that governs or limits a person’s release of unknown claims or that is otherwise similar, comparable, or equivalent to §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
2.Conditional Certification of the Class
2.1    Plaintiff shall move the Court to conditionally certify the Action as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(1) and (2), according to the definition of the Class in ¶ 1.3 hereof, and Defendants shall not oppose that motion.
2.2    In the event the Court does not enter the Judgment or the Judgment does not become Final, Defendants reserve the right to oppose certification of any class in future proceedings in the Action or in any other action that may be brought.
2.3    Solely for the purpose of implementing this Stipulation and effectuating the Settlement, the Parties stipulate that the Court may enter an order preliminarily certifying the Class, appointing Terry Monson as the Class representative, and appointing Plaintiff’s Counsel as counsel for the Class.
2.4    Solely for the purpose of implementing this Stipulation and effectuating the Settlement, the Parties stipulate that Terry Monson is an adequate representative of the Class.
3.Terms of Settlement
3.1    The following action will be taken with respect to stock options:
(i)Mr. Friedman shall voluntarily relinquish, and the Company will, as of the Effective Date, rescind, 63,714 of the 125,000 stock options awarded to him in 2012.
(ii)Mr. Friedman will, as of the Effective Date, acknowledge his voluntary relinquishment and the rescission of the aforementioned 63,714 stock options.

(iii)For the twelve month period commencing on the Effective Date, the Company will not award any stock options to Mr. Friedman.
3.2    The Company will implement the following corporate measures and processes relating to the granting of future equity awards pursuant to the Amended/Restated 2011 Plan:
(i)    The Company will form a committee of the Board composed of directors who are independent under the listing standards of the New York Stock Exchange, which committee, in conjunction with, and having the advice and assistance of, the General Counsel of the Company, will be charged with reviewing the processes by which share-based awards are granted. The committee’s assignment will include (a) a review of the charter of the Executive Compensation Committee of the Board and other governing documents (to the extent such other governing documents are pertinent to the granting of share-based awards), (b) a review of applicable share-based compensation plans, and (c) the development of a checklist of key provisions to be considered by the Executive Compensation Committee before and in connection with the granting of any share-based awards.
(ii)    The General Counsel of the Company, or an employee of the Company designated by the General Counsel, will analyze and confirm to the Executive Compensation Committee as to any contemplated share-based award, in advance of its being granted, that:

(a)	the overall number of shares remaining available under the applicable plan is sufficient to cover the proposed award, and

(b)	the annual limit per individual set forth in the applicable plan would not be exceeded by making the contemplated award.
The measures will be maintained for a period of not less than three years from the date on which the Judgment becomes Final.

3.3    Except as, and only to the extent, expressly provided in this Stipulation, nothing contained herein shall in any manner limit any act taken in the discretion of the Board or any committee thereof with respect to compensation matters.
4.Preliminary Approval and Notice
4.1    Promptly after execution of the Stipulation, the Parties shall submit the Stipulation together with its exhibits to the Court. Plaintiff shall submit a motion that is expressly unopposed by Defendants, for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit A attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Associated Estates Shareholders and members of the Class; and (iii) a date for the Settlement Hearing. Plaintiff will file a memorandum of law stating his position and points in support of the unopposed motion.
4.2    Notice to Current Associated Estates Shareholders and members of the Class shall consist of the Notice of Pendency and Proposed Settlement of Derivative and Class Action (“Notice”), substantially in the form attached hereto as Exhibit B, and the Summary Notice of Pendency and Proposed Settlement of Shareholder Derivative and Class Action (“Summary Notice”), substantially in the form attached hereto as Exhibit C.
4.3    Within ten calendar days after the entry of the Preliminary Approval Order, Levi & Korsinsky, LLP and Associated Estates each shall post a copy of the Notice and the Stipulation on its respective website, and Associated Estates shall cause a copy of the Notice to be furnished to the U.S. Securities and Exchange Commission via a current report on Form 8-K.
4.4    Within ten calendar days after the entry of the Preliminary Approval Order, Associated Estates shall cause the Summary Notice to be published once in Investor’s Business

Daily. Associated Estates shall be responsible for the costs associated with publishing the Summary Notice in Investor’s Business Daily.
4.5    The Parties believe the content and manner of dissemination of the proposed Notice and Summary Notice constitute adequate and reasonable notice to Current Associated Estates Shareholders and members of the Class pursuant to applicable law and due process.
5.Judgment
5.1    Plaintiff shall submit a motion that is expressly unopposed by Defendants for entry of the Judgment. Plaintiff will file a memorandum of law stating his position and points in support of the unopposed motion.
5.2    The Parties shall use their individual and collective best efforts to obtain entry of the Judgment and to cause it to become Final.
5.3    Pending the Court’s determination as to final approval of the Settlement and entry of the Judgment, Plaintiff, Current Associated Estates Shareholders, and members of the Class are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement, prosecution, or instigation of any action asserting any Released Claim against any of the Released Parties.
6.Releases
6.1    Upon the Effective Date, Plaintiff, in his capacities as an individual for himself and on behalf of each of the members of the Class, and derivatively on behalf of Associated Estates, all members of the Class, Associated Estates, and all Current Associated Estates Shareholders on behalf of themselves, their legal representatives, heirs, successors in interest, and assigns, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Action and the Released Claims against the Released Parties, and shall forever be barred and enjoined from initiating, instigating, commencing, maintaining, or prosecuting against any of the Released Parties any and all Released Claims; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.
6.2    Upon the Effective Date, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully released and forever discharged Plaintiff, Plaintiff’s Counsel, the Class, and all Current Associated Estates Shareholders (solely in their capacity as Associated Estates Shareholders) from all claims arising out of the institution, prosecution, Settlement, or resolution of the Action, including Unknown Claims; provided, however, that the Released Parties shall retain the right to enforce in the Court the terms of this Stipulation. Further, nothing herein shall limit or restrict in any way the rights of any Individual Defendant under the articles of incorporation or code of regulations of Associated Estates, or Ohio law or other applicable law, equity, or contract, including without limitation any and all rights of indemnification and advancement of fees and costs.
6.3    The Parties each acknowledge that the waiver of Unknown Claims was separately bargained for and a key element of the Settlement of which this release is a part. The Parties further acknowledge that they may discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of this release, but that it is their intention to fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, which now exist, or heretofore existed, or may hereafter exist upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of additional or different facts.
6.4    Each of the Individual Defendants shall retain and reserve his respective rights and claims under any defendant’s respective indemnification agreement with Associated Estates, Associated Estates’ by-laws, Ohio law, other applicable law, equity, or other contract to an advancement of, and to be indemnified for, any fees and costs reasonably incurred in connection with the Action, and any other litigation, matter, proceeding, or investigation.
7.Plaintiff’s Counsel’s Attorney’s Fees and Reimbursement of Expenses
7.1    After negotiating concerning the relief to be provided by the substantive terms of the Settlement, including but not limited to the provisions regarding stock options as to Mr. Friedman that have become embodied in ¶ 3.1 hereof and the corporate measures that have become embodied in ¶ 3.2 hereof, the Parties negotiated and reached agreement on the attorney’s fees and expenses that Associated Estates, subject to Court approval, would pay to Plaintiff’s Counsel in the Action. That amount is $300,000 (the “Fee Award”). Within twenty (20) business days after the latest of (i) the Effective Date, (ii) the Court’s entry of an order concerning the Fee Award, and (iii) receipt by counsel for Associated Estates of wire delivery instructions and a Form W-9 providing the tax identification number for the payee, Associated Estates shall, consistent with the order of the Court concerning the Fee Award, deliver payment to Levi & Korsinsky, LLP as custodian for all Plaintiff’s Counsel.

7.2    Associated Estates or its successors alone, and not any of the Individual Defendants, shall bear responsibility for the payment of the Fee Award to the extent approved by the Court, which sum shall be Plaintiff’s Counsel’s sole Fee Award in connection with the Action.
7.3    The Fee Award shall be subject to the joint and several obligation of Plaintiff’s Counsel to refund within twenty (20) business days all amounts received if and when, as a result of any successful collateral attack or other proceeding, the Settlement is voided or impaired or the Fee Award is reduced or reversed.
7.4    Plaintiff’s Counsel shall be responsible for allocating the Fee Award among themselves in their sole discretion, and in consultation with their client. Defendants shall have no responsibility for, or liability with respect to, the allocation among any of Plaintiff’s Counsel of any award of fees and expenses that the Court may make, and Defendants take no position with respect to such matters.
7.5    At the time the Fee Award is paid, it shall be paid via wire transfer to an account designated by Plaintiff’s Counsel, and payment in accordance with the wire instructions provided by Plaintiff’s Counsel shall fully and completely discharge the obligations of Defendants to pay any fees awarded by the Court.
7.6    Payment of the Fee Award shall constitute final and complete payment for Plaintiff’s attorney’s fees and reimbursement of expenses of all kinds that have been incurred or will be incurred by or on behalf of Plaintiff or Plaintiff’s Counsel in connection with the Action and resolution of the claims asserted in the Action.
7.7    An incentive award in the amount of $2,500 shall be paid by Plaintiff’s Counsel to Plaintiff out of the Fee Award referenced in ¶ 7.1 hereof. Neither Associated Estates nor any Individual Defendant shall bear any responsibility for payment of the incentive award.

8.Conditions of Settlement and Effect of Disapproval, Cancellation, or Termination
8.1    The Effective Date of the Stipulation and the Settlement shall be conditioned on the occurrence of all of the following events:
(i)the Court’s conditional certification of the Class as contemplated by ¶ 2 hereof;
(ii)the Court’s entry of the Preliminary Approval Order, substantially in the form of Exhibit A hereto;
(iii)the Court’s approval of the Settlement following Notice and the final Settlement Hearing;
(iv)the Court’s entry of the Judgment substantially in the form of Exhibit D hereto; and
(v)the Judgment’s having become Final; provided, however, that any decision, order, or proceedings relating to the application by Plaintiff’s Counsel for an award of fees and expenses or for payment of an incentive award to Plaintiff out of any award of fees and expenses to Plaintiff’s Counsel, or any appeal from any order (or any portion thereof) relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the validity or finality of, and shall not be a condition to, the Settlement, the Effective Date of the Settlement, the Judgment approving this Stipulation, or the Judgment’s becoming Final.
8.2    If any of the conditions specified in ¶ 8.1 hereof is not met, then Plaintiff and Defendants each shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so, through counsel, to all other Parties hereto within thirty (30) calendar days of the failure of a condition specified in ¶ 8.1 hereof.
8.3    In the event that any of the conditions set forth in ¶ 8.1 hereof is not met, or the Stipulation is not approved, or is otherwise terminated for any reason:
A.the Parties shall be restored to their respective positions in the Action as of the date before the Stipulation was fully executed;
B.the Stipulation and any related Settlement documents shall be null and void, of no force and effect, and nothing herein shall be deemed to prejudice the position of any of the Parties or any Released Parties with respect to the Action or otherwise, and neither the existence of this Stipulation nor the fact of its existence nor any of its terms shall be admissible in evidence or shall be referred to for any purpose in the Action or any other litigation or judicial proceeding.
9.Representations and Warranties
9.1    Plaintiff and Plaintiff’s Counsel represent and warrant that Plaintiff is a shareholder of Associated Estates and has been a shareholder at all times relevant to establish his standing to bring the claims on behalf of himself and the Class and derivatively on behalf of the Company as set forth in the Action.
9.2    Each counsel or other person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such person has the full authority to do so.
9.3    Plaintiff and Plaintiff’s Counsel warrant that none of the Released Claims has been assigned, encumbered, or in any manner transferred, in whole, or in part.
10.Miscellaneous Provisions
10.1    The Parties: (i) acknowledge that it is their intent to consummate the Settlement to the fullest extent possible according to the terms of this Stipulation; and (ii) agree to cooperate to the fullest extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the terms and conditions of the Stipulation.
10.2    The Parties intend this Settlement to be a final and complete resolution of all disputes among them with respect to the Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any of the Parties as to the merits of any claim, allegation, or defense.
10.3    The Stipulation shall be deemed drafted equally by all Parties.
10.4    Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of any of the Defendants; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any proceeding of any nature. Defendants and the Related Parties may file the Stipulation and/or the Judgment in any action that has been or may be brought against him, her, or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion, or similar defense or counterclaim.
10.5    The exhibits to this Stipulation are a material and integral part hereof and are fully incorporated herein by this reference.
10.6    This Stipulation and the exhibits attached to it represent the complete and final resolution of all disputes between the Parties with respect to the Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters. No representations, warranties, or inducements have been made to any of the Parties concerning the Stipulation or the exhibits attached hereto other than the representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each of the Parties shall bear his or its own costs. Notwithstanding this ¶ 10.6, nothing herein shall affect or limit any rights or obligations with respect to indemnification (including but not limited to advancement of defense costs) as between the Individual Defendants, on the one hand, and Associated Estates on the other.
10.7    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Parties or their respective successors-in-interest.
10.8    All proceedings in the Action shall be stayed, except as provided in the Stipulation. Other than seeking approval of the Settlement or as otherwise permitted in this Stipulation, or as may be expressly required by the Court, Plaintiff and Plaintiff’s Counsel agree that Plaintiff will not take any action, take any discovery, or make any filings in the Action other than those contemplated by the Stipulation.
10.9    The Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument.
10.10    The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.
10.11    This Stipulation and the exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Ohio, and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Ohio without giving effect to that state’s choice of law principles

10.12    The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation.
10.13    Any dispute arising out of or relating in any way to the Stipulation or the Settlement shall not be litigated or otherwise pursued in any forum or venue other than the United States District Court for the Northern District of Ohio, and the Parties expressly waive any right to demand a jury trial as to any such dispute.
IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of October 3, 2014.

 s/ James D. Wilson
James D. Wilson
(Ohio Bar Registration No. 0041592)
Email: jwilson@wilsonlawyers.com
Rochelle L. Paley
(Ohio Bar Registration No. 0042697)
Email: rpaley@wilsonlawyers.com
Aanchal Soni
(Ohio Bar Registration No. 0086334)
Email: asoni@wilsonlawyers.com
JAMES D. WILSON LLC
29225 Chagrin Blvd., Suite 350
Cleveland, Ohio 44122
Tel:(216) 342-4138
Fax:(216) 342-4288

Of Counsel:
Nicholas I. Porritt
Adam M. Apton
Levi & Korsinsky, LLP
1101 30th Street, N.W., Suite 115
Washington, D.C. 20007
Tel:(202) 524-4290
Fax:(202) 333-2121
Attorneys for Plaintiff

 s/ John M. Newman, Jr.
John M. Newman, Jr.
(Ohio Bar Registration No. 0005763)
Email: jmnewman@jonesday.com
Adrienne Ferraro Mueller
(Ohio Bar Registration No. 0076332)
Email: afmueller@jonesday.com
JONES DAY
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Tel:(216) 586-3939
Fax:(216) 579-0212

Attorneys for Individual Defendants

 s/ Scott Irwin
Scott Irwin
(Ohio Bar Registration No. 0059316)
E-mail: sirwin@associatedestates.com
ASSOCIATED ESTATES REALTY CORP.
1 AEC Parkway
Richmond Heights, Ohio 44143
Tel:(216) 797-8714
Fax:(216) 797-8719
Attorney for Nominal Defendant

EXHIBIT “A”

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO

TERRY MONSON, derivatively on behalf of ASSOCIATED ESTATES REALTY CORPORATION and individually on behalf of himself and all others similarly situated shareholders of ASSOCIATED ESTATES REALTY CORPORATION,
Plaintiff,
vs.
JEFFREY I. FRIEDMAN, ALBERT T. ADAMS, MICHAEL E. GIBBONS, MARK L. MILSTEIN, JAMES J. SANFILIPPO, JAMES A. SCHOFF, RICHARD T. SCHWARZ, AND JAMES M. DELANEY,
Defendants,
-and-
ASSOCIATED ESTATES REALTY CORPORATION, an Ohio Corporation,
Nominal Defendant.
Case No. 1:14-cv-01477 Judge Patricia A. Gaughan

[PROPOSED] ORDER PRELIMINARILY APPROVING
DERIVATIVE AND CLASS SETTLEMENT AND PROVIDING FOR NOTICE

WHEREAS, the parties having made application, pursuant to Federal Rules of Civil Procedure 23(a), (b)(1) and (2), and 23.1, for an order (i) preliminarily approving the settlement (“Settlement”) of the above-captioned action (“Action”), in accordance with the Stipulation of Settlement dated as of October 3, 2014 (“Stipulation”), which, together with the Exhibits appended thereto, sets forth the terms and conditions for the proposed Settlement of the Action and dismissal of the Action with prejudice, upon the terms and conditions set forth therein; (ii) approving the form and content of the Notice of Proposed Settlement of Derivative and Class Action (‘‘Notice”) to be furnished to the United States Securities and Exchange Commission on Form 8-K and posted on certain websites, and the form and content of the Summary Notice of Proposed Settlement of Derivative and Class Action (“Summary Notice”) for publication in Investor’s Business Daily; and (iii) setting a hearing for final approval of the Settlement; and
WHEREAS, all capitalized terms contained herein shall have the same meanings set forth in the Stipulation (in addition to those capitalized terms defined herein); and
WHEREAS, the Court having: (i) read and considered the Plaintiff’s [Unopposed Motion for Preliminary Approval of Derivative and Class Settlement] together with Plaintiff’s accompanying Memorandum of Law in Support of Unopposed Motion for Preliminary Approval of Settlement; (ii) read and considered the Stipulation, as well as all the exhibits appended thereto, each of which is integral to and incorporated by reference into the Stipulation; and (iii) heard and considered arguments by counsel for the Parties in favor of preliminary approval of the Settlement;
WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval, in that it provides a beneficial result for Associated Estates Realty Corporation (“Associated Estates” or the “Company”), its shareholders, and the members of the Class, and appears to be the product of good faith, informed, and non-collusive negotiations between experienced and able counsel for the Parties;
WHEREAS, the Court also finds, upon a preliminary evaluation, that Current Associated Estates Shareholders and members of the Class should be apprised of the Settlement through the notice program for which the Stipulation provides, allowed to file objections, if any, thereto, and appear at the Settlement Hearing; and
NOW THEREFORE, FOR GOOD CAUSE SHOWN, IT IS HEREBY ORDERED:

1. This Court hereby preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for Settlement and dismissal with prejudice of the Action.
2. For purposes of the Settlement only, and pending the Settlement Hearing, the Action is provisionally certified as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(1) and (2) on behalf of the Class consisting of all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of shareholders who were entitled to vote at the 2014 Annual Meeting, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them. Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person. For purposes of the Settlement only, Plaintiff Terry Monson is certified as the representative of the Class.
3. The Settlement Hearing shall be held before this Court on___________, 201_ at ______ at the Carl B. Stokes United States Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113, Courtroom 19B, to determine: (i) whether the Court should finally certify the Action as a class action pursuant to Federal Rule of Civil Procedure 23; (ii) whether the Settlement of the Action on the terms set forth in the Stipulation should be finally approved by the Court as fair, reasonable, and adequate to Associated Estates, Current Associated Estates Shareholders, and members of the Class; (iii) whether the dismissal of the Action with prejudice, pursuant to the Stipulation, should be approved by the Court and judgment be entered in all material respects substantially in the form attached to the Stipulation as Exhibit D; (iv) whether, subject to the terms of the Stipulation, the Court should approve the award of attorneys’ fees and costs to Plaintiff’s Counsel in the amount of $300,000 to be paid by the Company, and the payment of an incentive award to Plaintiff by Plaintiff’s Counsel out of the $300,000 or other amount awarded to Plaintiff’s Counsel as attorneys fees and costs; and (v) such other matters as will properly come before the Court.
4. The Court approves, as to form and content, the Notice and Summary Notice appended to the Stipulation as Exhibits B and C, respectively, and finds that their terms and their dissemination substantially in the manner and form set forth in this Order, meet the requirements of Federal Rules of Civil Procedure 23(c)(2)(A) and (e)(1) and 23.1(c), and of due process, are the best notice practicable under the circumstances, and constitute due and sufficient notice to all persons entitled thereto. Non-material changes to the form of Notice and Summary Notice may be made without further order of the Court.
5. Not later than ten (10) calendar days following entry of this Order, Associated Estates shall cause a copy of the Summary Notice substantially in the form appended as Exhibit C to the Stipulation to be published once in Investor’s Business Daily.
6. Not later than ten (10) calendar days following entry of this Order, Associated Estates shall disseminate the Notice to Current Associated Estates Shareholders and members of the Class by causing the Notice substantially in the form appended to the Stipulation as Exhibit B to be furnished to the United States Securities and Exchange Commission via a current report on Form 8-K. As further such dissemination, Associated Estates and Levy & Korsinsky, LLP each shall cause the Notice and Stipulation to be posted on their respective websites.
7. At least five (5) calendar days prior to the Settlement Hearing, Associated Estates and Levy & Korsinsky, LLP shall file with the Court and serve proof, by affidavit or declaration,

of the publication and dissemination of the Notice and Summary Notice, to the extent each is severally responsible as detailed in paragraphs five and six above.
8. At least twenty-one (21) calendar days prior to the Settlement Hearing, Plaintiff shall file with the Court and serve its papers in support of final approval of the Settlement and its application for the Fee Award along with any brief and other papers in support thereof.
9. Any Class member or any Current Associated Estates Shareholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee Award or the payment of an incentive award should not be approved; provided, however, unless otherwise ordered by the Court, no member of the Class and no Current Associated Estates Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the Settlement, or the Fee Award to Plaintiff’s Counsel, unless that member of the Class or that Current Associated Estates Shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (i) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the objector’s name, address, and phone number; (b) the nature of the objection, including the grounds therefore; (c) proof of ownership of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting (if the objector is a member of the Class), and/or proof of ownership of Associated Estates common stock on the date the Court approves the form and manner of this Notice (if the objector is a Current Associated Estates Shareholder); and (d) any documentation that supports the objection or that the objector otherwise desires the Court to consider; and (ii) if a member of the Class or any Current Associated Estates Shareholder intends to appear and request to be heard at the Settlement Hearing, that member of the Class or that Current Associated Estates Shareholder must have, in addition to the requirements of (i) above, filed with the Clerk of the Court: (a) a written notice of the Class member’s or Current Associated Estates Shareholder’s intention to appear; (b) a statement that indicates the basis for the appearance; and (c) the identities of any witnesses the member of the Class or the Current Associated Estates Shareholder intends to call at the Settlement Hearing and a statement of the subjects of their testimony. If a member of the Class or any Current Associated Estates Shareholder files a written objection and/or written notice of intent to appear, that member of the Class or that Current Associated Estates Shareholders must also simultaneously serve copies of such notice, proof of ownership, statement, and documentation, together with copies of any other papers or briefs the shareholder files with the Court upon each of the following by overnight delivery, by hand delivery, or by first class mail postmarked no later than fourteen (14) calendar days before the Settlement Hearing, referencing Case No. 14-cv-01477. The addresses for filing of objections and notices of intention to appear with the Court and for service of them on counsel are as follows:

The Court: Clerk of the Court Carl B. Stokes United States Courthouse 801 West Superior Avenue Cleveland, Ohio 44113	For Individual Defendants: Jones Day Attn: John M. Newman, Jr. 901 Lakeside Avenue Cleveland, Ohio 44114

For Plaintiff:

Levy & Korsinsky, LLP
Attn: Adam M. Apton
1101 30th Street N.W., Suite 115
Washington, D.C. 20007
-and-
James D. Wilson LLC
Attn: James D. Wilson
29225 Chagrin Blvd., Suite 350
Cleveland, Ohio 44122
For Associated Estates: Scott Irwin Associated Estates Realty Corporation 1 AEC Parkway Richmond Heights, Ohio 44143

Each respective counsel shall promptly furnish each other counsel with copies of any and all objections that come into its possession.
10. Unless the Court otherwise directs, no Current Associated Estates Shareholder or member of the Class shall be entitled to object to the approval of the Settlement or to the Fee Award or otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any member of the Class or any Current Associated Estates Shareholder who does not make his, her, or its objection in the manner provided and within the time prescribed herein shall be deemed to have waived the right to object (including any right to appeal) and shall forever be foreclosed, in this proceeding or in any other proceeding, from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation, or to the Fee Award to Plaintiff’s Counsel, or to the incentive award to Plaintiff, but shall otherwise be bound by the Judgment to be entered and the releases to be given.
11. The Parties’ response to objections, if any, made by a member of the Class or by a Current Associated Estates Shareholder, and Plaintiff’s Counsel’s reply brief in support of their application for the Fee Award and payment of an incentive award, if any, shall be filed with the Court and served at least five (5) calendar days prior to the Settlement Hearing.
12. If Court approval of the Settlement does not occur for any reason, the Settlement and the Stipulation shall be null and void and of no force and effect. In such event, the Settling Parties shall return to their respective litigation positions in the Action as of the time immediately prior to the date of the execution of the Stipulation, as though it were never executed or agreed to, and the Stipulation shall not be deemed to prejudice in any way the positions of the Parties with respect to the Action, or to constitute an admission of fact by any Party, and shall not entitle any Party to recover any costs or expenses incurred in connection with the implementation of the Stipulation or the Settlement.

13. Neither the Stipulation nor the Settlement nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of the Defendants; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any proceeding of any nature. Defendants may file the Stipulation and/or Judgment in any action that has been or may be brought against him, her, or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
14. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to members of the Class or Current Associated Estates Shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement.
15. The Court may approve the Settlement, with such modifications as may be agreed to by the Parties, without further notice to members of the Class or Current Associated Estates Shareholders.
16. All members of the Class and all Current Associated Estates Shareholders shall be bound by all orders, determinations, and judgments in the Action concerning the Settlement, whether favorable or unfavorable to the Class or to Current Associated Estates Shareholders.
17. Pending final determination of whether the Settlement should be approved, no Class member or Current Associated Estates Shareholders, either directly, representatively, or in any capacity, shall commence or prosecute against any of the Defendants, either directly, representatively, or in any other capacity, any of the Released Claims.
18. All proceedings in the Action, except those proceedings related to the Settlement, are hereby stayed until the resolution of all Settlement-related proceedings.

IT IS SO ORDERED

PATRICIA A. GAUGHAN
United States District Judge

Date:

EXHIBIT “B”

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO

TERRY MONSON, derivatively on behalf of ASSOCIATED ESTATES REALTY CORPORATION and individually on behalf of himself and all others similarly situated shareholders of ASSOCIATED ESTATES REALTY CORPORATION,
Plaintiff,
vs.
JEFFREY I. FRIEDMAN, ALBERT T. ADAMS, MICHAEL E. GIBBONS, MARK L. MILSTEIN, JAMES J. SANFILIPPO, JAMES A. SCHOFF, RICHARD T. SCHWARZ, AND JAMES M. DELANEY,
Defendants,
-and-
ASSOCIATED ESTATES REALTY CORPORATION, an Ohio Corporation,
Nominal Defendant.
Case No. 1:14-cv-01477 Judge Patricia A. Gaughan

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE AND CLASS ACTION

TO:
ALL OWNERS OF ASSOCIATED ESTATES REALTY CORPORATION (“ASSOCIATED ESTATES” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 19, 2014, THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS WHO WERE ENTITLED TO OTE AT THE 2014 ANNUAL MEETING (THE “CLASS”),

AND
ALL OWNERS OF ASSOCIATED ESTATES COMMON STOCK AS OF [ThE DATE OF THE PRELIMINARY APPROVAL ORDER] (“CURRENT ASSOCIATED ESTATES SHAREHOLDERS”):

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE AND CLASS ACTION LITIGATION, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF ASSOCIATED ESTATES WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. WHILE THIS ACTION IS, IN PART, A “CLASS ACTION,” THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rules of Civil Procedure 23 and 23.1 and an Order of the United States District Court for the Northern District of Ohio (the “Court”), that a proposed settlement (the “Settlement”) has been reached between the parties to the above-captioned shareholder derivative and class action (the “Action”).
The Court will hold a hearing on ________ __, 201_ at _:__ _.m., before the Honorable Patricia A. Gaughan, at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113, Courtroom 19B, to determine whether to approve the Settlement (the “Settlement Hearing”). You have a right and an opportunity to be heard at this hearing, and to object to the Settlement in the manner provided below in this notice.
The terms of the Settlement are set forth in a Stipulation of Settlement dated as of October 3, 2014 (the “Stipulation”). The Settlement provides for the relinquishment of 63,714 stock options granted to Jeffrey Friedman in 2012 and the adoption of certain corporate governance measures directed toward the administration of the Company’s equity plans. If approved by the Court, the Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Action with prejudice. For more detailed information regarding the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court’s office of the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113. The Stipulation is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/.
This notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency of Settlement of the Action and your rights as a current or former Associated Estates shareholder.
There Is No Claims Procedure. The Action was brought to protect the interests of Associated Estates and its shareholders. There is no settlement fund upon which you can make a claim for payment. Accordingly, there will be no claims procedure.

I.	DEFINITIONS USED IN THIS NOTICE
1.1    “Action” means the combination shareholder derivative and class action pending in the United States District Court for the Northern District of Ohio, captioned Monson v. Friedman, et al., Case No. 1:14-cv-01477.
1.2    “Associated Estates” means Associated Estates Realty Corporation.
1.3    “Class” means all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of shareholders who were entitled to vote at the 2014 Annual Meeting, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them. Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which any Defendant has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person.
1.4    “Current Associated Estates Shareholders” means all individuals or entities who hold of record, or beneficially own, directly or indirectly, any shares of Associated Estates common stock on the date the Court approves the form and manner of Notice contemplated by the Stipulation.
1.5    “Defendants” means each of the Individual Defendants and the Nominal Defendant.
1.6    “Defendants’ Counsel” means Jones Day, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 for the Individual Defendants; and Scott Irwin, General Counsel, Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, Ohio 44143 for the Nominal Defendant.
1.7    “Effective Date” means the first date by which all the events and conditions specified in ¶ 8.1 of the Stipulation have been met and have occurred.

1.8    “Final” means the later of: (i) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a writ or petition to review the Judgment and, if any such writ or petition is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (ii) the date of final, non-appealable dismissal of any appeal from the Judgment or the final, nonappealable dismissal of any proceeding on writ or petition for review of the Judgment; or (iii) if no appeal is filed, the expiration date of the time for the filing or noticing of any appeal from the Judgment.
1.9    “Individual Defendants” means Jeffrey I. Friedman, Albert T. Adams, Michael E. Gibbons, Mark L. Milstein, James J. Sanfilippo, James A. Schoff, Richard T. Schwarz, and James M. Delaney.
1.10    “Judgment” means the Final Judgment and Order of Dismissal with Prejudice to be rendered by the Court, substantially in the form attached to the Stipulation as Exhibit D.
1.11    “Nominal Defendant” means Associated Estates Realty Corporation.
1.12    “Notice” means the Notice of Proposed Settlement of Derivative and Class Action substantially in the form attached to the Stipulation as Exhibit B.
1.13    “Parties” means, collectively, the Plaintiff individually on behalf of himself and all other members of the Class and derivatively on behalf of Associated Estates; the Individual Defendants; and Associated Estates.
1.14    “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.15    “Plaintiff” means Terry Monson.
1.16    “Plaintiff’s Counsel” means Levi & Korsinsky LLP and James D. Wilson LLC.
1.17    “Related Parties” means each of the Defendants’ respective predecessors, successors-in-interest, and present or former parents, divisions, subsidiaries, affiliates, officers, directors, employees, agents, contractors, subcontractors, representatives, accountants, auditors, advisors, attorneys, commercial or investment bankers, trustees, executors, heirs, spouses, marital communities, assigns, transferees, estates, trusts, beneficiaries, foundations, corporations, divisions, partnerships, joint ventures, limited liability companies, and any person or entity acting for or on behalf of any of them and each of them, and each of their respective present and former predecessors, successors-in-interest, parents, subsidiaries, affiliates, officers, directors, employees, representatives, agents, accountants, advisors, attorneys, commercial and investment bankers, trustees, executors, heirs, spouses, marital communities, assigns or transferees, estates, trusts, beneficiaries, foundations, corporations, divisions, partnerships, joint ventures, limited liability companies, and any person or entity acting for or on behalf of any of them, or controlled by, controlling, or under common control with any of them.
1.18    “Released Claims” includes any and all claims, debts, disputes, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, sums of money due, judgments, suits, amounts, matters, issues, and charges of any kind or nature whatsoever (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), whether based on United States federal, state, or local statutory or common law or any other law, rule, or regulation, whether foreign or domestic, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, by, in favor of, or for the benefit of Associated Estates, whether directly for itself, derivatively on its behalf or otherwise by any Person standing or purporting to stand in its shoes, and/or by, in favor of, or for the benefit of the Plaintiff, the Class, or any member of the Class, against any of the Released Persons: (i) that concern, are based on, arise out of or in any way relate to the allegations, transactions, facts, matters, events, disclosures, non-disclosures, statements, occurrences, representations, acts or omissions, or failures to act that have been or could have been alleged in the Action; or (ii) that would have been barred by res judicata had the Action been fully litigated to a final judgment; or (iii) that concern, are based on, arise out of or in any way relate (a) to the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any element, term or condition of the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, or (b) to Defendants’ consideration, evaluation, and/or approval of the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, or (c) to any disclosures, non-disclosures, public filings or other statements issued, made available, filed, or otherwise disclosed or communicated relating to the 2011 Plan, the 2012 Resolution, and/or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, including but not limited to the 2014 Proxy, or (d) to any shareholder vote on the 2011 Plan or the Amended/Restated 2011 Plan or any awards of any type granted under any of them or any payments made in connection with any such awards, including but not limited to the vote at the 2014 Annual Meeting, or (e) to any shareholder vote on election of directors, including but not limited to the vote at the 2014 Annual Meeting, or (f) to any equity-based compensation provided by or on behalf of Associated Estates to any of its directors, officers or advisors on or before the date of the Stipulation, or (g) to any fees costs or expenses incurred by Plaintiff, the Class or any member of the Class in prosecuting, defending, or settling the Released Claims (other than any award of Plaintiff’s Counsel’s attorney’s fees and reimbursement of expenses pursuant to ¶ 7.1 of the Stipulation), or (h) to the Settlement. The Released Claims shall not include any claims to enforce the terms of the Stipulation or the Settlement.
1.19    “Released Parties” means, collectively, each of Defendants, the Related Parties of each of them, and the insurers and reinsurers of each of them.
1.20    “Settlement” means the settlement contemplated by the Stipulation.
1.21    “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.
1.22    “Summary Notice” means the Summary Notice of Proposed Settlement of Derivative and Class Action substantially in the form attached to the Stipulation as Exhibit C.
1.23    “Unknown Claims” means
(i)any of the Released Claims that Plaintiff, Associated Estates, any Current Associated Estates Shareholder or any member of the Class does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Parties, and
(ii)any claims released pursuant to ¶ 6.2 of the Stipulation (as summarized in Section V below) that any of the Released Parties does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff, Plaintiff’s Counsel, the Class, and Current Associated Estates Shareholders (solely in their capacity as Associated Estates shareholders)

which, if known, might have affected his, her, or its decision to enter into the Settlement and the release in the Settlement, or to object or not object to the Settlement. With respect to the Unknown Claims, the Parties each expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) and/or by any other law of the United States or any state or territory of the United States, or principle of common law, that governs or limits a person’s release of unknown claims or that is otherwise similar, comparable, or equivalent to §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

II.	BACKGROUND
In 2011, the board of directors of Associated Estates (the “Board”) adopted, and the Company’s shareholders approved, the Associated Estates Realty Corporation 2011 Equity-Based Award Plan (the “2011 Plan”). 3 According to the language of the 2011 Plan, no individual participant could be “granted Stock options or other Awards under the [2011] Plan with respect to an aggregate of more than 125,000 [s]hares” during any calendar year, with “Awards” being defined to include any type of share-based award. In February 2012, the Board adopted a resolution stating the 2011 Plan was amended to clarify that the 125,000 share annual limitation for an individual applied only to stock options and share appreciation rights, and not to any other type of share-based award (the “2012 Resolution”).
_______________________
3All capitalized terms used but not defined in this notice shall have the same meanings set forth in the Stipulation.

In 2012, prior to the adoption of the 2012 Resolution, the Executive Compensation Committee of Associated Estates granted to Jeffrey Friedman awards of 63,714 restricted shares and 125,000 stock options.
In 2013, the Executive Compensation Committee granted to Mr. Friedman awards of 250,031 restricted shares.
The 2012 and 2013 share-based awards were reflected in the Company’s public filings.
In 2014, the Board adopted and the shareholders approved the Associated Estates Realty Corporation Amended and Restated 2011 Equity-Based Award Plan (the “Amended/Restated 2011 Plan”). In addition to increasing the number of shares reserved for awards to participants, the Amended/Restated 2011 Plan increased to 500,000 the annual limit on stock options and share appreciation rights awarded to any individual participant. The proxy statement (the “2014 Proxy”) for the 2014 annual shareholder meeting of Associated Estates (the “2014 Annual Meeting”), at which the Amended/Restated 2011 Plan was approved and all directors were re-elected, attached a copy of the Amended/Restated 2011 Plan, and referred in the textual description to both the scope of its per-individual limitation and the increase in numerical size of that limitation. Although the 2014 Proxy did not address the 2012 Resolution, the scope of the per-individual limitation included in the Amended/Restated 2011 Plan and disclosed in the 2014 Proxy was consistent with the 2012 Resolution.

III.	THE ACTION
On July 3, 2014, Plaintiff filed a Verified Shareholder Derivative and Class Action Complaint (“Complaint”) in the Court. The Complaint, which was filed without Plaintiff’s having had knowledge of the 2012 Resolution, alleges among other things, that:

(i)    the Individual Defendants had breached their fiduciary duties to the Company and its shareholders (a) by granting (and Friedman, in addition, breached his fiduciary duties by accepting) the share-based awards to Friedman in each of 2012 and 2013, to the extent those awards, on a cumulative, annual basis in each year considered separately, exceeded 125,000 options and/or shares, and also (b) by not, in the 2014 Proxy, stating that the 2012 and 2103 awards to Friedman had exceeded the applicable individual limits and/or fully and accurately stating a comparison between the scope of the limitation under the 2011 Plan and the scope under the Amended/Restated 2011 Plan (Count I);
(ii)    in making the grants in 2012 and 2013, to the extent each of them exceeded 125,000 options and/or shares, the Individual Defendants had engaged in a waste of corporate assets (Count II);
(iii)Friedman had been unjustly enriched to the extent the awards, in each year considered separately, exceeded 125,000 options and/or shares (Count III); and
(iv)the Individual Defendants who are current directors of the Company (that is, all Individual Defendants other than Mr. Delaney) had breached their fiduciary duty of candor by making materially false and misleading statements or omissions in the 2014 Proxy regarding the 2012 and 2013 equity awards to Friedman and the comparison between the scope of the individual limits in the 2011 Plan and the Amended/Restated 2011 Plan. (Count IV).
The first three counts are presented as derivative claims by Plaintiff on behalf of and for the benefit of the Company. The fourth count is presented as a direct claim by Plaintiff on behalf of himself and the proposed class of all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting.
The Complaint seeks, among other things, to rescind or impound the awards to Friedman to the extent of the excess over 125,000 options and/or shares in each of 2012 and 2013; to declare the shareholder approval of the Amended/Restated 2011 Plan at the 2014 Annual Meeting ineffective; to order the re-election of the members of the Board following circulation of a revised proxy statement; to award to the Company any damages it may have sustained from the alleged wrongful conduct; to order necessary enhancements to the Company’s governance and internal procedures to ensure future compliance with the terms of equity plans; and to award plaintiff his attorney fees and other costs and expenses incurred in bringing the Action.
The Court entered an order setting a date for response to the Complaint (based on the agreement of the parties), and a further order setting a case management conference that triggered obligations for pre-trial preparations under applicable federal and local rules. In the meantime, the parties undertook settlement discussions, with Plaintiff providing a formal, written demand. In the course of the discussions, Defendants made Plaintiff’s Counsel aware of, and provided to his counsel a copy of, the pertinent portion of the minutes of the meeting of the Board in February 2012 at which the 2012 Resolution was adopted. Following multiple communications, both written and oral, over the space of several weeks, the Parties reached agreement in principle for a settlement that is now reflected in the Stipulation. On August 28, 2014, in light of the substantial progress in negotiations to that point, the likelihood of eventual agreement, and the follow-on need to negotiate, prepare, and execute formal settlement documentation, the Parties requested, and the Court thereafter granted, a postponement of obligations associated with responding to the Complaint and dealing with the case management conference.

The Defendants deny the allegations against them, and there has been no judicial finding regarding any of the allegations in the Complaint.

IV.	TERMS OF THE SETTLEMENT
The terms and conditions of the proposed Settlement are set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/. The following is only a summary of its terms.
Mr. Friedman will voluntarily relinquish, and the Company will, as of the Effective Date, rescind, 63,714 of the 125,000 stock options awarded to him in 2012. Mr. Friedman will, as of the Effective Date, acknowledge his voluntary relinquishment and the rescission of the aforementioned 63,714 stock options. For the twelve month period commencing on the Effective Date, the Company will not award any stock options to Mr. Friedman.
In addition, the Company will implement the following corporate measures and processes relating to the granting of future equity awards pursuant to the Amended/Restated 2011 Plan:
(i)    The Company will form a committee of the Board composed of directors who are independent under the listing standards of the New York Stock Exchange, which committee, in conjunction with, and having the advice and assistance of, the General Counsel of the Company, will be charged with reviewing the processes by which share-based awards are granted. The committee’s assignment will include (a) a review of the charter of the Executive Compensation Committee of the Board and other governing documents (to the extent such other governing documents are pertinent to the granting of share-based awards), (b) a review of applicable share-based compensation plans, and (c) the development of a checklist of key provisions to be considered by the Executive Compensation Committee before and in connection with the granting of any share-based awards.
(ii)    The General Counsel of the Company, or an employee of the Company designated by the General Counsel, will analyze and confirm to the Executive Compensation Committee as to any contemplated share-based award, in advance of its being granted, that:

(a)	the overall number of shares remaining available under the applicable plan is sufficient to cover the proposed award, and

(b)	the annual limit per individual set forth in the applicable plan would not be exceeded by making the contemplated award.
Associated Estates will maintain the measures for a period of not less than three years from the date on which the Judgment becomes final.

V.	DISMISSAL AND RELEASES
The Settlement is conditioned, among other things, upon entry of an order by the Court approving the Settlement and dismissing the Action with prejudice. The Settlement will not become effective until such dismissal has been entered and has become final and non-appealable (the “Effective Date”).
Upon the Effective Date, Plaintiff, in his capacities as an individual for himself and on behalf of each of the members of the Class, and derivatively on behalf of Associated Estates, all members of the Class, Associated Estates, and all Current Associated Estates Shareholders on behalf of themselves, their legal representatives, heirs, successors in interest, and assigns shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Action and the Released Claims against the Released Parties, and shall forever be barred and enjoined from initiating, instigating, commencing, maintaining, or prosecuting against any of the Released Parties any and all Released Claims; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.
Further, upon the Effective Date, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully released and forever discharged Plaintiff, Plaintiffs’ Counsel, the Class, and all Current Associated Estates Shareholders (solely in their capacity as Associated Estates Shareholders) from all claims arising out of the institution, prosecution, Settlement or resolution of the Action, including Unknown Claims; provided, however, that the Released Parties shall retain the right to enforce in the Court the terms of the Stipulation. Further, nothing in the Stipulation or the Settlement shall limit or restrict in any way the rights of any Individual Defendant under the articles of incorporation or code of regulations of Associated Estates, or Ohio law or other applicable law, equity, or contract, including without limitation any and all rights of indemnification and advancement of fees and costs.
The Released Claims shall include Unknown Claims. With respect to the Unknown Claims, the Parties each expressly waive, relinquish, and release any and all provisions, rights, and benefits conferred by or under California Civil Code section 1542 (“§1542”) and/or by any other law of the United States or any state or territory of the United States, or principle of common law, that governs or limits a person’s release of unknown claims or that is otherwise similar, comparable, or equivalent to §1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties each acknowledge that the waiver of Unknown Claims was separately bargained for and a key element of the Settlement of which this release is a part. The Parties further acknowledge that they may discover facts in addition to or different from those they now know or believe to be true with respect to the subject matter of this release, but that it is their intention to fully, finally, and forever compromise, settle, release, discharge and extinguish any and all Released Claims known or unknown, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, suspected or unsuspected, apparent or unapparent, including both known claims and Unknown Claims, which now exist, or heretofore existed, or may hereafter exist upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of additional or different facts.

VI.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiff believes the claims asserted in the Action, both derivatively on behalf of the Company and directly for himself and the Class, have substantial merit. However, Plaintiff and Plaintiff’s Counsel recognize and acknowledge the significant risk and expense associated with continuing to litigate this complex, potentially lengthy matter against the Individual Defendants through trial and, possibly, through appeal. Plaintiff’s Counsel are also mindful of the burden of proof hurdles and the various defenses available to the Individual Defendants under applicable Ohio law and in light of the particular facts now known. Plaintiff and Plaintiff’s Counsel believe that a settlement at this time eliminates the substantial litigation risks (including the risk of no recovery or other benefit for the Company or the Class), while ensuring the Company and its shareholders immediately receive the substantial benefits of relinquishment of 63,714 stock options granted to

Friedman in 2012 and the adoption of certain corporate governance enhancements directed toward the administration of the Company’s equity plans. Following a thorough investigation, analysis, and evaluation of the relevant facts, allegations, defenses, controlling legal principles, and litigation risks intrinsic to shareholder actions of this kind generally as well as present in this Action specifically, Plaintiff’s Counsel has determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate. Based on that evaluation, Plaintiff has determined that the Settlement is in the best interests of Associated Estates and its shareholders, including the Class, and has agreed to settle the Action upon the terms and subject to the conditions set forth in the Stipulation.

VII.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny that they have committed, threatened to commit, or attempted to commit, any violations of law, or breached any duty owed to or caused any damage to Plaintiff, the Class, Associated Estates, or its shareholders. Without admitting or conceding the validity of any allegations made in the Action, or any liability, injury, or damages with respect thereto, all of which are denied by each of them, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. The Individual Defendants are entering into the Settlement solely because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation, and Associated Estates, although a Nominal Defendant but still affected by the litigation process, acknowledges those same benefits of the Settlement. Further, Associated Estates as the party for whose specific benefit derivative claims in the Action have purportedly been brought, and which is the direct beneficiary of the governance measures in the Settlement, acknowledges that the Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders, and none of the Individual Defendants disputes that conclusion.

Neither the Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred to in, or attached to, the Stipulation, nor any action taken to carry out the Stipulation, is, may be construed as, or may be used as evidence of, the validity of any of the Released Claims or an admission by or against the Individual Defendants or the Company of any fault, wrongdoing, or concession of liability or damage whatsoever or any infirmity in the defenses any of them could assert.

VIII.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES
After negotiating concerning the relief to be provided by the substantive terms of the Settlement, including but not limited to the provisions regarding stock options as to Mr. Friedman that have become embodied in ¶ 3.1 of the Stipulation and the corporate measures that have become embodied in ¶ 3.2 of the Stipulation, both of which are described in Section IV above, the Parties negotiated and reached agreement on the attorney’s fees and expenses that Associated Estates, subject to Court approval, would pay to Plaintiff’s Counsel in the Action. That amount is $300,000 (the “Fee Award”). Plaintiff’s Counsel shall request approval by the Court of the Fee Award at the Settlement Hearing, and the approved amount shall be paid in accordance with the terms of the Stipulation. To date, Plaintiff’s Counsel have neither received any payment for their services in conducting the Action, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket litigation expenses incurred. Associated Estates or its successors alone, and not any of the Individual Defendants, shall bear responsibility for the payment of the Fee Award to the extent approved by the Court, which sum shall be Plaintiffs Counsel’s sole Fee Award in connection with the Action.
Also, the Parties have agreed that an incentive award in the amount of $2,500 may be paid by Plaintiff’s Counsel to Plaintiff out of the Fee Award. Plaintiff’s Counsel shall request approval by the Court to pay the incentive award. Neither the Company nor any Individual Defendant shall bear any responsibility for payment of the Incentive Award.

IX.	THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD
The Settlement Hearing will be held before the Honorable Patricia A. Gaughan on ________ __, 201_ at _:__ _.m. at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113, Courtroom 19B. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
At the Settlement Hearing, the Court will consider whether to grant final approval to the Settlement and the Fee Award. You have the right and opportunity, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement, including the Fee Award, or otherwise to present evidence or argument that may be proper and relevant. However, you shall not be heard, and no papers, briefs or other documents by you shall be received and considered by the Court (unless the Court in its discretion shall thereafter otherwise direct, upon your application and for good cause shown), unless you, at least fourteen (14) calendar days prior to the Settlement Hearing: (i) file with the Clerk of the Court a written objection to the Settlement setting forth: (a) your name, address, and phone number; (b) the nature of your objection, including the grounds therefore; (c) proof of ownership of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting (if the you are a member of the Class), and/or proof of ownership of Associated Estates common stock on [the date of the Preliminary Approval Order] (if you are a Current Associated Estates Shareholder); and (d) any documentation that supports the objection or that you otherwise desire the Court to consider; and (ii) if you intend to appear and request to be heard at the Settlement Hearing, you must have, in addition to the requirements of (i) above, filed with the Clerk of the Court: (a) a written notice of your intention to appear; (b) a statement that indicates the basis for the appearance; and (c) the identities of any witnesses you intend to call at the Settlement Hearing and a statement of the subjects of their testimony. If you file a written objection and/or written notice of intent to appear, you must also simultaneously serve copies of such notice, proof of ownership, statement, and documentation, together with copies of any other papers or briefs you file with the Court, upon each of the following by overnight delivery, by hand delivery, or by first class mail postmarked no later than fourteen (14) calendar days before the Settlement Hearing, referencing Case No. 14-cv-01477. The addresses for filing and service of objections and notices of intention to appear with the Court and the service of them on counsel are as follows:

The Court:
Clerk of the Court
Carl B. Stokes United States Courthouse
801 West Superior Avenue
Cleveland, Ohio 44113

For Plaintiff:
Levy & Korsinsky, LLP
Attn: Adam M. Apton
1101 30th Street N.W., Suite 115
Washington, D.C. 20007
-and-
James D. Wilson LLC
Attn: James D. Wilson
29225 Chagrin Blvd., Suite 350
Cleveland, Ohio 44122

For Individual Defendants:
Jones Day
Attn: John M. Newman, Jr.
901 Lakeside Avenue
Cleveland, Ohio 44114

For Associated Estates:

Scott Irwin
Associated Estates Realty Corporation
1 AEC Parkway
Richmond Heights, Ohio 44143

Unless the Court otherwise directs, you shall not be entitled to object to the approval of the Settlement or to the Fee Award or otherwise to be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. If you fail to object in the manner and within the time prescribed above you shall be deemed to have waived the right to object (including any right to appeal) and shall forever be foreclosed, in this proceeding or in any other proceeding, from making any objection to the fairness, reasonableness, or adequacy of the Settlement, to the Fee Award to Plaintiff’s Counsel, or to the payment of the incentive award to Plaintiff by Plaintiff’s Counsel but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	CONDITIONS FOR SETTLEMENT
The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, which requires, among other things: (i) approval of the Settlement; (ii) dismissal of the Action with prejudice; and (iii) expiration of the time to appeal from, or to alter or amend, the Judgment. If, for any reason, any one of the conditions described in the Stipulation is not met and the entry of the Judgment does not occur, the Stipulation might be terminated and, if terminated, will become null and void; and the parties to the Stipulation will be restored to their respective positions as of the execution date of the Stipulation.

XI.	EXAMINATION OF PAPERS AND INQUIRIES
There is additional information concerning the Settlement available in the Stipulation, which may be inspected during business hours at the Clerk of Court’s office of the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113. The Stipulation is also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/.
For more information concerning the Settlement, you may also call or write to: Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, D.C. 20007, Telephone:    (202) 524-4290.

PLEASE DO NOT TELEPHONE THE COURT, ASSOCIATED ESTATES,
OR DEFENDANTS’ COUNSEL REGARDING THIS NOTICE.

EXHIBIT “C”

EXHIBIT C

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO

TERRY MONSON, derivatively on behalf of ASSOCIATED ESTATES REALTY CORPORATION and individually on behalf of himself and all others similarly situated shareholders of ASSOCIATED ESTATES REALTY CORPORATION,
Plaintiff,
vs.
JEFFREY I. FRIEDMAN, ALBERT T. ADAMS, MICHAEL E. GIBBONS, MARK L. MILSTEIN, JAMES J. SANFILIPPO, JAMES A. SCHOFF, RICHARD T. SCHWARZ, AND JAMES M. DELANEY,
Defendants,
-and-
ASSOCIATED ESTATES REALTY CORPORATION, an Ohio Corporation,
Nominal Defendant.
Case No. 1:14-cv-01477 Judge Patricia A. Gaughan

SUMMARY NOTICE OF
PROPOSED SETTLEMENT OF DERIVATIVE AND CLASS ACTION

TO:
ALL OWNERS OF ASSOCIATED ESTATES REALTY CORPORATION (“ASSOCIATED ESTATES” OR THE “COMPANY”) COMMON STOCK AS OF MARCH 19, 2014, THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS WHO WERE ENTITLED TO VOTE AT THE 2014ANNUAL MEETING (THE “CLASS”),

AND
ALL OWNERS OF ASSOCIATED ESTATES COMMON STOCK AS OF [THE DATE OF THE PRELIMINARY APPROVAL ORDER] (“CURRENT ASSOCIATED ESTATES SHAREHOLDERS”):

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “ACTION”). THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE AND CLASS ACTION LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rules of Civil Procedure 23 and 23.1 and an Order of the United States District Court for the Northern District of Ohio (the “Court”), that a hearing will be held on ________ __, 201_ at _:__ _.m., before the Honorable Patricia A. Gaughan, at the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113, Courtroom 19B (the “Settlement Hearing”), to determine whether, among other things, the proposed settlement (the “Settlement”) of the Action should be approved by the Court; whether the Final Judgment and Order of Dismissal with Prejudice as provided under the Stipulation of Settlement dated as of October 3, 2014 (“Stipulation”) should be entered, dismissing the Complaint filed in the Action on the merits and with prejudice; whether the release by the Class, Associated Estates, and Current Associated Estates Shareholders of the Released Claims, as set forth in the Stipulation, should be provided to the Released Parties; whether to award Plaintiff’s Counsel a Fee Award; and whether to authorize payment of an incentive award to Plaintiff by Plaintiff’s Counsel out of the Fee Award. The

Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.
IF YOU ARE A MEMBER OF THE CLASS OR ARE A CURRENT ASSOCIATED ESTATES SHAREHOLDER AS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED REGARDLESS WHETHER YOU TAKE ACTION IN RESPONSE TO THIS NOTICE. If you wish to review a copy of the full printed Notice of Proposed Settlement of Derivative and Class Action (the “Notice”) or the Stipulation, they are available for inspection at the Clerk of Court’s office of the United States District Court for the Northern District of Ohio, Carl B. Stokes U.S. Courthouse, 801 West Superior Avenue, Cleveland, Ohio 44113. They are also available for viewing on the websites of Levi & Korsinsky LLP at http://www.zlk.com/#page_ne and Associated Estates at http://ir.associatedestates.com/. The Notice also has been filed by Associated Estates with the United States Securities and Exchange Commission on Form 8-K.
You have a right and an opportunity to be heard at the Settlement Hearing, and to object to the Settlement in the manner provided in the Stipulation. Any objection to the Settlement or notice of intent to appear at the Settlement Hearing must be filed in writing with the Clerk of the Court no later than [fourteen calendar days before the Settlement Hearing] in the manner prescribed in the Notice and must be mailed to each of the Parties no later than [fourteen calendar days before the Settlement Hearing]. The addresses for filing and service of objections and notices of intention to appear with the Court and the service of them on counsel are as follows:

The Court: Clerk of the Court Carl B. Stokes United States Courthouse 801 West Superior Avenue Cleveland, Ohio 44113 For Plaintiff: Levy & Korsinsky, LLP Attn: Adam M. Apton 1101 30th Street N.W., Suite 115	For Individual Defendants: Jones Day Attn: John M. Newman, Jr. 901 Lakeside Avenue Cleveland, Ohio 44114 For Associated Estates: Scott Irwin Associated Estates Realty Corporation 1 AEC Parkway

Washington, D.C. 20007 -and- James D. Wilson LLC Attn: James D. Wilson 29225 Chagrin Blvd., Suite 350 Cleveland, Ohio 44122	Richmond Heights, Ohio 44143

For more information concerning the Settlement, you may call or write to: Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, D.C. 20007, Telephone: (202) 524-4290.

PLEASE DO NOT TELEPHONE THE COURT, ASSOCIATED ESTATES,
OR DEFENDANTS’ COUNSEL REGARDING THIS NOTICE.

Dated: [date of Preliminary Approval
Order]
_________________________________
BY ORDER OF THE UNITED STATES
DISTRICT COURT FOR THE
NORTHERN DISTRICT OF OHIO,
EASTERN DIVISION

EXHIBIT “D”

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OHIO

TERRY MONSON, derivatively on behalf of ASSOCIATED ESTATES REALTY CORPORATION and individually on behalf of himself and all others similarly situated shareholders of ASSOCIATED ESTATES REALTY CORPORATION,
Plaintiff,
vs.
JEFFREY I. FRIEDMAN, ALBERT T. ADAMS, MICHAEL E. GIBBONS, MARK L. MILSTEIN, JAMES J. SANFILIPPO, JAMES A. SCHOFF, RICHARD T. SCHWARZ, AND JAMES M. DELANEY,
Defendants,
-and-
ASSOCIATED ESTATES REALTY CORPORATION, an Ohio Corporation,
Nominal Defendant.
Case No. 1:14-cv-01477 Judge Patricia A. Gaughan
[PROPOSED] FINAL JUDGMENT AND ORDER
OF DISMISAL WITH PREJUDICE
On ____________, 2014, this matter came before the Court for hearing pursuant to the Order of this Court dated October __, 2014 (“Preliminary Approval Order”), on the application of the Parties for approval of the Settlement set forth in the Stipulation of Settlement dated as of October 3, 2014. Due and adequate notice having been given to the members of the Class and to Current Associated Estates Shareholders as required in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.    This Final Judgment and Order of Dismissal with Prejudice (“Judgment”) incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same definitions and/or meanings as set forth in the Stipulation.
2.    This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all parties to the Action, including Plaintiff, members of the Class, Current Associated Estates Shareholders, Associated Estates, and the Individual Defendants.
3.    The Court finds that, for purposes of settlement only, the Action is a proper class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(1) and (2). Specifically, this Court finds that: (a) the members of the Class are so numerous that separate joinder of each member is impracticable; (b) there are questions of law or fact common to the Class, including whether the disclosures made by Associated Estates in the 2014 Proxy regarding the Amended/Restated 2011 Plan in connection with solicitation of shareholder votes the 2014 Annual Meeting were adequate and whether the Individual Defendants breached their fiduciary duties to members of the Class as to those disclosures; (c) the claims or defenses of the Plaintiff are typical of the claims or defenses of the Class in that they all arise from the same alleged course of conduct and are based on the same legal theories; (d) Plaintiff and his counsel have fairly and adequately protected the interests of Associated Estates and the Class; (e) the prosecution of separate actions by individual members of the Class would create a risk of either (i) inconsistent or varying adjudications with respect to individual members of the Class that would establish incompatible standards of conduct for the Individual Defendants, or (ii) adjudications with respect to individual members of the Class that

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would as a practical matter be dispositive of the interests of the other members of the Class not parties to the individual adjudications or substantially impair or impede their ability to protect their interest; and (f) there were allegations that Defendants acted or refused to act on grounds generally applicable to the Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Class as a whole.
4.    For purposes of the Settlement only, the Action is certified as a class action pursuant to Federal Rules of Civil Procedure 23(a) and (b)(1) and (2) on behalf of the Class consisting of all owners of Associated Estates common stock as of March 19, 2014, the record date for the determination of stockholders who were entitled to vote at the 2014 Annual Meeting, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns, or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them. Excluded from the Class are Defendants, members of the immediate family of any of Defendants, any entity in which any of Defendants has or had a controlling interest, and the legal representatives, heirs, successors, or assigns of any such excluded person.
5.    For purposes of the Settlement only, Plaintiff Terry Monson is hereby certified as the representative of the Class.
6.    The Court finds that the Summary Notice of Proposed Settlement of Derivative and Class Action published in Investor’s Business Daily and the Notice of Proposed Settlement of Derivative and Class Action furnished by Associated Estates to the United States Securities and Exchange Commission via a current report on Form 8-K and posted (along with the Stipulation) on the websites of Levi & Korsinsky LLP and Associated Estates provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the

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Settlement set forth in the Stipulation, to all persons entitled to such notice, and said notices fully satisfied the requirements of the Federal Rules of Civil Procedure, including Rules 23(c)(2)(A) and (e)(1), 23.1(c), and the requirements of due process under the U.S. Constitution.
7.    All members of the Class and all Current Associated Estates Shareholders are bound by this Judgment, since full and adequate notice of the proceedings was given and a full opportunity to be heard was provided to members of the Class and to all Current Associated Estates Shareholders.
8.    The Court finds that during the course of this Action, the Parties and their respective counsel, at all times, complied with Rule 11 of the Federal Rules of Civil Procedure.
9.    The Court finds that the Settlement is fair, reasonable, and adequate as to each of the Parties and that the Settlement provides substantial benefits to Associated Estates, its shareholders, and members of the Class. The Court hereby finally approves the Stipulation and the Settlement in all respects, and orders the Parties to perform its terms to the extent the Parties have not already done so.
10.    The Action and all claims contained therein, as well as all Released Claims, are dismissed with prejudice. As between Plaintiff, the members of the Class, and the Defendants, the Parties are to bear their own costs, except as otherwise provided in the Stipulation.
11.    Upon the Effective Date of the Judgment, Plaintiff, in his capacities as an individual for himself and on behalf of each of the members of the Class, and derivatively on behalf of Associated Estates, all members of the Class, Associated Estates, and Current Associated Estates Shareholders on behalf of themselves, their legal representatives, heirs, successors in interest, and assigns, shall be deemed to have and by operation of this judgment shall have, fully finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Action and the Released Claims against the Released Parties, and shall forever be barred and enjoined from

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initiating, instigating, commencing, maintaining, or prosecuting, against any of the Released Parties any and all Released Claims; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation or the Settlement.
12.    Upon the Effective Date, each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully released and forever discharged Plaintiff, Plaintiffs’ Counsel, the Class, and all Current Associated Estates Shareholders (solely in their capacity as Associated Estates Shareholders) from all claims arising out of the institution, prosecution, Settlement, or resolution of the Action, including Unknown Claims; provided, however, that the Released Parties shall retain the right to enforce in the Court the terms of this Stipulation. Further, nothing herein shall limit or restrict in any way the rights of any Individual Defendant under the articles of incorporation or code of regulations of Associated Estates, or Ohio law, or other applicable law, equity, or contract, including without limitation any and all rights of indemnification and advancement of fees and costs.
13.    The Court hereby approves the sum of $________ to be paid by Associated Estates to Plaintiffs’ Counsel for attorney’s fees and expenses according to the terms and conditions set forth in the Stipulation. The Court finds the Fee Award is fair and reasonable based upon the substantial benefits the Settlement conferred on Associated Estates, its shareholders, and the members of the Class.
14.    The Court hereby approves an incentive award for Plaintiff in the amount of $_____. The incentive award shall be paid by Plaintiff’s Counsel to Plaintiff out of the $_________ payment referenced in ¶ 13 hereof. Neither Associated Estates nor any Individual Defendant bears any responsibility for payment of the incentive award.

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15.    The Parties have each expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by or under California Civil Code § 1542 and/or by or under any law of the United States or any state or territory of the United States, or principle of common law, that governs or limits a person’s release of unknown claims, or that is similar, comparable, or equivalent to California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The Parties acknowledge, and members of the Class and all Current Associated Estates Shareholders are hereby deemed to have acknowledged, that the waiver of Unknown Claims has been separately bargained for and is a key element of the Settlement.
16.    Nothing herein shall in any way impair or restrict the rights of any of the Settling Parties to enforce the terms of the Stipulation.
17.    Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Defendants; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Defendants in any proceeding of any nature. Defendants and the Related Parties may file the Stipulation and/or Judgment in any action that has been or may be brought against him, her, or it in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

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18.    Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (i) implementation of the Settlement; and (ii) the Parties for the purpose of construing, enforcing, and administering the Stipulation and Settlement, including, if necessary, setting aside and vacating this Judgment, on motion of a party, to the extent consistent with and in accordance with the Stipulation if any condition set forth in ¶ 8.1 of the Stipulation fails to occur.
19.    This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk of the Court in accordance with Rule 58 of the Federal Rules of Civil Procedure.

IT IS SO ORDERED

PATRICIA A. GAUGHAN
United States District Judge

Date:

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